Exhibit 23.4

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

April 30, 2010

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-166141) of SandRidge Energy, Inc. (SandRidge), as amended by Amendment No. 1 thereto to be filed by SandRidge on or about April 30, 2010 (as amended, the “Registration Statement”), including any future amendments thereto, of all references to the name DeGolyer and MacNaughton; to references to DeGolyer and MacNaughton in the Registration Statement, including under the heading “Experts”; and to the inclusion therein of references to our “Appraisal Report as of December 31, 2007 on Certain Properties owned by PetroSource,” “Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC,” and “Appraisal Report as of December 31, 2009 on Certain Properties owned by SandRidge Tertiary, LLC,” in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 1, 2010, including any amendments thereto.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716